Exhibit 10.4

SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT, made and entered into as of the 27th day of October, 2005, by and between RARE HOSPITALITY MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the “Company”), and JOIA M. JOHNSON, a resident of the State of Georgia (hereinafter referred to as the “Executive”);

WITNESSETH:

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of April 28, 2003 (the “Original Agreement”) and First Amendment of Employment Agreement, dated October 27, 2004 (the “First Amendment”); and

WHEREAS, the First Amendment requires the Company and Executive to renew the Original Agreement on or before October 27, 2005 in order for the term of the Original Agreement to continue past the Expiration Date (as defined in the First Amendment); and

WHEREAS, the Company and Executive intend to renew the Original Agreement on the terms and conditions set forth in this Second Amendment;

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) in hand paid by the Company to Executive, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and obligations contained herein, the Company and Executive hereby agree as follows:

1.             Section 1.1 of the Original Agreement, as revised by the First Amendment, shall be deleted in its entirety and replaced with the following new Section 1.1:

1.1.         Employment Term. The employment term of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall continue until and end on April 27, 2007 (the “Expiration Date”), unless terminated prior thereto in accordance with Section 3 hereof. Unless renewed by mutual agreement of the Company and Executive, as expressed in writing signed by both parties on or before October 27, 2006 (the “Notice Date”), this Agreement shall terminate on the Expiration Date with no renewal or extension; provided, however, that in the event the Company chooses not to renew the Agreement, the Executive will be entitled to receive the compensation under Section 2.1 owed to Executive but unpaid for performance rendered under this Agreement as of the Expiration Date, and the Company will be obligated to continue to pay Executive her Base Compensation (as defined below) as of the Expiration Date, for a period of six (6) months after the Expiration Date, and for such additional period of time beyond six (6) months, if any, equal to the period of time between the Notice Date and the date on which the Company provides Executive with written notice of non-renewal. Such payments of salary shall be made as and when salary would otherwise be payable to senior officers of the Company. The period from the Commencement Date until the employment term expires or is terminated by the Company or Executive is hereinafter referred to as the “Employment Term.”

2.             Section 2.1 of the Original Agreement, as revised by the First Amendment, shall be deleted in its entirety and replaced with the following new Section 2.1:

2.1         Base Compensation. For all the services rendered by Executive hereunder, the Company shall pay Executive an annual salary at the rate of Three Hundred Thousand and 00/100 Dollars ($300,000) for each full year of the Employment Term, payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly); provided, however, that from and after January 2, 2006, said annual salary rate shall increase to Three Hundred Thirty Thousand and 00/100 Dollars ($330,000). The Company agrees that the Executive’s salary will be reviewed at least annually to determine if an increase is appropriate, which increase shall be in the sole discretion of the Company. Executive’s salary shall be prorated for any partial year during w hich this Agreement remains in effect. Executive’s annual salary paid from time to time, plus such additional amounts, if any, approved by the Company are hereafter referred to as “Base Compensation”.

3.             Section 2.2 of the Original Agreement, as revised by the First Amendment, shall be deleted in its entirety and replaced with the following new Section 2.2:

2.2          Bonus Awards. In addition to the Base Compensation during the Employment Term, Executive shall be eligible for a bonus potential of not less than Fifty-Five percent (55%) of her Base Compensation; provided, however, that from and after January 2, 2006, said bonus potential shall increase to Sixty Percent (60%) of her Base Compensation. The actual bonus shall be determined and paid in accordance with the bonus program for executives of the Company, as approved by the Company from time to time. Unless otherwise set forth in this Agreement, Executive must be employed by the Company on the date the bonus is paid to executive employees generally in order to be entitled to a bonus for that year.

4.             Section 19 of the Original Agreement, as revised by the First Amendment, shall be deleted in its entirety and replaced with the following new Section 19:

19.          Entire Agreement. This Agreement, together with the First Amendment, this Second Amendment, and Exhibit A hereto, which is incorporated herein by this reference, constitutes the entire Agreement between the parties hereto with regard to Executive’s employment by the Company and there are no agreements, understandings, specific restrictions, warranties or representations, written or oral, relating to said subject matter between the parties other than those set forth herein or herein provided for. Without limiting the foregoing, this Agreement replaces and supercedes the First Agreement, which is hereby terminated and of no further force and effect.

5.            Exhibit A of the First Amendment shall be deleted in its entirety and replaced with new Exhibit A attached hereto and incorporated herein by reference.

6.            Except as otherwise set forth herein, the Original Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

RARE HOSPITALITY MANAGEMENT, INC.

By:/s/ Philip J. Hickey, Jr.

Chairman and Chief Executive Officer

EXECUTIVE

/s/ Joia M. Johnson

JOIA M. JOHNSON

EXHIBIT A

Executive and the Company agree that, for purposes of this Agreement, the “Restricted Area” shall constitute the area within fifteen (15) miles of any of RARE’s restaurants in the following cities:

Alabama	Daphne, Dothan, Hoover, Huntsville, Mobile, Montgomery, Opelika, Prattville
Arizona	Phoenix, Scottsdale
Colorado	Denver
Connecticut	Manchester
Delaware	Bear, Newark
District of Columbia	Washington, D.C.
Florida

Altamonte Springs, Boynton Beach, Brandon, Coral Springs, Daytona Beach, Davie, Delray Beach, Destin, Fleming Island, Ft. Lauderdale, Ft. Myers, Ft. Walton Beach, Hollywood, Jacksonville, Jacksonville Beach, Jensen Beach, Kissimmee, Lake Mary, Largo, Melbourne, Merritt Island, Miami, Naples, Ocala, Orange Park, Orlando, Palm Harbor, Pembroke Pines, Port Richey, Sarasota, St. Augustine, St. Petersburg, Tallahassee, Tampa, Viera, West Palm Beach, Winter Haven

Georgia

Albany, Alpharetta, Athens, Atlanta, Augusta, Austell, Buford, Canton, Carrolton, Cartersville, College Park, Columbus, Conyers, Covington, Cumming, Dalton, Dawsonville, Douglasville, Duluth, East Point, Fayetteville, Gainesville, Hiram, Jonesboro, Kennesaw, Lawrenceville, Lithonia, McDonough, Macon, Marietta, Morrow, Newnan, Peachtree City, Rome, Roswell, Savannah, Snellville, Statesboro, Tifton, Tucker, Valdosta, Warner Robins, Woodstock

Illinois	Chicago, Fairview Heights, Norridge, Springfield
Indiana	Avon, Carmel, E. Indianapolis, Evansville, Indianapolis
Kansas	Kansas City, Lawrence, Leawood, Topeka
Kentucky	Bowling Green, Cold Springs, Florence, Frankfort, Lexington, Louisville
Maine	Augusta, Bangor, South Portland
Maryland	Baltimore, Bowie, Columbia, E. Columbia, Frederick, Gaithersburg, Germantown, Hagerstown, Laurel, Upper Marlboro, Waldorf
Massachusetts

Boston, Braintree, Brockton, Burlington, Chestnut Hill, Dedham, Framingham, Franklin, Haverhill, Loeminster, Marlboro, Methuen, Milford, Millbury, North Attleboro, Peabody, Plymouth, Raynham, Seekonk, Shrewsbury, Watertown, W. Springfield

Michigan	Auburn Hills, Roseville, Troy, Westland
Minnesota	Minneapolis
Missouri	Ballwin, Belton, Chesterfield, E. Columbia, Florissant, Hazelwood, Independence, Jefferson City, Kansas City, O’Fallon, Lee’s Summit, St. Peters, Sunset Hills
Nevada	Las Vegas
New Hampshire	Concord, Keene, Manchester, Nashua, Newington
New Jersey	Flanders, Howell, Mt. Olive, New Brunswick, Parsippany, Piscataway, Rochelle Park, Woodbridge
New York	Albany, New York City, Poughkeepsie, Rochester
North Carolina	Asheville, Brier Creek, Burlington, Charlotte, Concord, Gastonia, Greensboro, Greenville, Hickory, High Point, Huntersville, Pineville, Wilmington, Winston-Salem
Ohio

Beavercreek, Boardman, Cincinnati, Cleveland, Columbus, Cuyahoga Falls, Dublin, Fairlawn, Fairview Park, Gahana, Grove City, Independence, Mayfield Heights, Maumee, Medina, Mentor, Moraine, North Canton, Pickerington, Solon, Springdale, St. Clairsville, Strongsville, West Chester, Wooster

Pennsylvania	Bensalem, Erie, Exton, Franklin Mills, Lancaster, Norristown, Penns Port, Philadelphia, Pittsburgh Mills, Pottstown, Waterfront, West Homestead, Whitman Square
Rhode Island	Providence, Warwick
South Carolina	Anderson, Columbia, Greenville, Hilton Head, Mt. Pleasant, Myrtle Beach, N. Charleston Rock Hill, Spartanburg
Tennessee	Brentwood, Chattanooga, Clarksville, Hermitage, Jackson, Madison, Nashville
Texas	Dallas, Houston
Vermont	Williston
Virginia	Chantilly, Dulles, McLean
West Virginia	Charleston

Executive acknowledges and agrees that the geographical area described above is the area in which Executive currently performs services for the Company, and that the area in which such services are performed is intended to expand or contract as the locations of RARE’s restaurants (the “Consolidated Group”) increase or decrease. Executive and the Company agree that as the geographical area in which the Consolidated Group operates expands or contracts, the parties agree to amend the list of cities described on this Exhibit A from time to time, or delete cities in which there is no longer a member of the Consolidated Group to include each additional city in which there is a member of the Consolidated Group. Executive agrees to execute one or more amendments hereto upon the request of the Company from time to time in order to confirm such amended list.